Exhibit 99.1

Ebix Announces SECOND Quarter 2014 Results

•	Quarterly revenue of $51.5 million and operating cash flow of $17.8 million

ATLANTA, GA - August 8, 2014 - Ebix, Inc. (NASDAQ: EBIX), a leading international supplier of On-Demand software and E-commerce services to the insurance industry, today reported results for the fiscal second quarter ended June 30, 2014.

Ebix delivered the following results for the second quarter of 2014:

Revenues: Total Q2 2014 revenue was $51.5 million, an increase of 1% on a year-over-year basis, as compared to Q2 2013 revenue of $51.0 million and a slight sequential increase over Q1 2014 revenue of $51.4 million.

On a constant currency basis, Ebix Q2 2014 revenue increased year over year to $52.0 million as compared to $51.0 million in Q2 of 2013. Also on a constant currency basis, year to date revenue increased to $105.2 million as compared to $103.6 million during the same period in 2013.

Earnings per Share: Q2 2014 diluted earnings per share of $0.35 were essentially at the same level as in the second quarter of 2013. For purposes of the Q2 2014 EPS calculation, there was an average of 38.7 million diluted shares outstanding during the quarter, as compared to 38.8 million diluted shares outstanding in Q2 2013.

Operating Cash: Cash generated from operations in Q2 2014 was strong at $17.8 million, up 68% year-over-year as compared to $10.6 million in Q2 2013 and 65% higher as compared to $10.8 million from Q1 of 2014. During the six months ended June 30, 2014, the Company generated $28.6 million of net cash flow from operating activities, an increase of 15% as compared to $24.8 million in the first six months of 2013.

Operating Income and Margins: Operating income for Q2 2014 was at $17.5 million as compared to $19.3 million of operating income in Q2 2013. Operating margins, for Q2 2014 were at 34% as compared to 38% for Q2 2013. The operating margins in Q2 2013 were favorably impacted by a $5.8 million reversal of earn out contingent liabilities pertaining to the PlanetSoft acquisition.

Net Income: Q2 2014 net income was $13.6 million, essentially at the same level as compared to Q2 2013 net income of $13.5 million. During the six months ended June 30, 2014, net income decreased $1.9 million or 6%, to $29.0 million compared to $30.9 million during the same period in 2013 primarily because of the onetime PlanetSoft related gains in Q2 of 2013.

Q3 2014 Diluted Share Count: As of today, the Company expects the diluted share count for Q3 2014 to be approximately 38.4 million.

Channel Revenues: The Exchange channel continued to be the largest channel for Ebix accounting for 80% of the Company’s Q2 2014 revenues.

Exhibit 99.1

(dollar amounts in thousands)	Three Months Ended June 30,		Six Months Ended June 30,
Channel	2014	2013	2014	2013
Exchanges	$ 41,350	$ 40,501	$ 83,455	$ 82,187
Broker Systems	4,865	4,766	9,351	9,488
Risk Compliance Solutions (RCS)	3,652	4,013	7,077	8,177
Carrier Systems	1,609	1,724	2,997	3,718
Total Revenue	$ 51,476	$ 51,004	$ 102,880	$ 103,570

The continued strengthening of the US dollar, year over year, as compared to the Australian dollar and the Brazilian real decreased revenue by $0.5 million in Q2 2014 and $2.3 million during the six months ended June 30, 2014 across the Exchange and Broker Systems Channels.

Ebix Chairman, President and CEO Robin Raina said, “Ebix has always been a cash story and towards that extent I am pleased with the operating cash flows of $17.8 million in Q2 of 2014. Ebix has successfully continued to fill in for the large drop in professional services revenues associated with some of our Pharma and PlanetSoft initiatives through increase revenues from other exchange product lines. As we start deploying some of the recently agreed to PlanetSoft projects with three leading carriers in the United States, we would expect our professional services revenues to accordingly start growing again and become a significant contributor to our revenues.”

“We are continuing to pursue a number of deals that can have a meaningful impact on our future revenues. Our sales pipeline is strong and we feel good about the opportunities ahead of us.” Robin said. “Our customer retention rates continue to be strong, and we have not lost any exchange clients who even account for more than 0.2 percent of Ebix revenues.”

Robin added, “The recently announced $150 million credit line provides Ebix with the flexibility to pursue share buybacks and our acquisition strategy. We have consistently proven that we have the ability to make accretive acquisitions with strong cash flows. We are pleased with the support granted by the financial institutions to pursue our acquisition plans.”

“During the second quarter Ebix reduced debt on our revolver and other debt by $17.7 million." said Ebix EVP and CFO Robert Kerris. “We paid $13.1 million in Q2 towards the purchase of office buildings in Atlanta and Noida, targeted at reducing our ongoing rental and infrastructure expenses while providing for future growth. During the quarter we continued to invest in the growth of the business with the purchase of Healthcare Magic for $6 million, and the payment of $2.25 million in earn-out obligations from prior business acquisitions. We also paid $2.9 million in cash dividends to our stockholders. After paying approximately $42 million towards the above, Ebix still had aggregate cash, cash equivalents, and short-term cash deposit investments in the amount of $34.3 million as of June 30, 2014. Operating cash flow for the 2nd quarter was $17.8 million, an increase of $7.0 million from Q1 and $7.2 million from the same period in 2013. This cash performance, in our view speaks to the strength of the Ebix business model.”

About Ebix, Inc.

A leading international supplier of On-Demand software and E-commerce services to the insurance industry, Ebix, Inc., (NASDAQ: EBIX) provides end-to-end solutions ranging from infrastructure exchanges, carrier systems, agency systems and risk compliance solutions to custom software development for all entities involved in the insurance industry.

With 35+ offices across Australia, Brazil, Canada, India, New Zealand, Singapore, the US and the UK, Ebix powers multiple exchanges across the world in the field of life, annuity, health and property & casualty insurance. Through its various SaaS-based software platforms, Ebix employs hundreds of insurance and technology professionals to provide products, support and consultancy to thousands of customers on six continents. For more information, visit the Company’s website at www.ebix.com.

SAFE HARBOR REGARDING FORWARD-LOOKING STATEMENTS

Exhibit 99.1

As used herein, the terms “Ebix,” “the Company,” “we,” “our” and “us” refer to Ebix, Inc., a Delaware corporation, and its consolidated subsidiaries as a combined entity, except where it is clear that the terms mean only Ebix, Inc.

The information contained in this Press Release contains forward-looking statements and information within the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934. This information includes assumptions made by, and information currently available to management, including statements regarding future economic performance and financial condition, liquidity and capital resources, acceptance of the Company’s products by the market, and management’s plans and objectives. In addition, certain statements included in this and our future filings with the Securities and Exchange Commission (“SEC”), in press releases, and in oral and written statements made by us or with our approval, which are not statements of historical fact, are forward-looking statements. Words such as “may,” “could,” “should,” “would,” “believe,” “expect,” “anticipate,” “estimate,” “intend,” “seeks,” “plan,” “project,” “continue,” “predict,” “will,” “should,” and other words or expressions of similar meaning are intended by the Company to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements are found at various places throughout this report and in the documents incorporated herein by reference. These statements are based on our current expectations about future events or results and information that is currently available to us, involve assumptions, risks, and uncertainties, and speak only as of the date on which such statements are made.

Our actual results may differ materially from those expressed or implied in these forward-looking statements. Factors that may cause such a difference, include, but are not limited to those discussed in our Annual Report on Form 10-K and subsequent reports filed with the SEC, as well as: the risk of an unfavorable outcome of the pending governmental investigations or shareholder class action lawsuits, reputational harm caused by such investigations and lawsuits, the willingness of independent insurance agencies to outsource their computer and other processing needs to third parties; pricing and other competitive pressures and the Company’s ability to gain or maintain share of sales as a result of actions by competitors and others; changes in estimates in critical accounting judgments; changes in or failure to comply with laws and regulations, including accounting standards, taxation requirements (including tax rate changes, new tax laws and revised tax interpretations) in domestic or foreign jurisdictions; exchange rate fluctuations and other risks associated with investments and operations in foreign countries (particularly in Australia and India wherein we have significant operations); equity markets, including market disruptions and significant interest rate fluctuations, which may impede our access to, or increase the cost of, external financing; and international conflict, including terrorist acts.

Except as expressly required by the federal securities laws, the Company undertakes no obligation to update any such factors, or to publicly announce the results of, or changes to any of the forward-looking statements contained herein to reflect future events, developments, changed circumstances, or for any other reason.

Readers should carefully review the disclosures and the risk factors described in the documents we file from time to time with the SEC, including future reports on Forms 10-Q and 8-K, and any amendments thereto.

You may obtain our SEC filings at our website, www.ebix.com under the “Investor Information” section, or over the Internet at the SEC’s web site, www.sec.gov.

CONTACT:
Aaron Tikkoo
678 -281-2027 or atikkoo@ebix.com

Exhibit 99.1

Ebix, Inc. and Subsidiaries
Condensed Consolidated Statements of Income
(In thousands, except per share data)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30
	2014	2013	2014	2013
Operating revenue	$51,476	$51,004	$102,880	$103,570

Operating expenses:
Cost of services provided	9,964	10,358	19,576	20,249
Product development	6,758	6,724	13,451	13,759
Sales and marketing	3,784	3,827	7,085	7,739
General and administrative, net	11,068	8,253	20,909	18,224
Amortization and depreciation	2,441	2,548	4,993	5,000
Total operating expenses	34,015	31,710	66,014	64,971

Operating income	17,461	19,294	36,866	38,599
Interest income	130	91	265	184
Interest expense	-211	-281	-458	-643
Non-operating (loss)/income - put options	-139	-1,425	315	-1,343
Foreign currency exchange loss	-336	-123	-455	-293
Income before income taxes	16,905	17,556	36,533	36,504
Income tax expense	-3,326	-4,014	-7,537	-5,618
Net income	$13,579	$13,542	$28,996	$30,886

Basic earnings per common share	$0.35	$0.36	$0.76	$0.83

Diluted earnings per common share	$0.35	$0.35	$0.75	$0.80

Basic weighted average shares outstanding	38,427	37,210	38,373	37,189

Diluted weighted average shares outstanding	38,647	38,789	38,624	38,784

Exhibit 99.1

Ebix, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(In thousands, except share amounts)

	June 30, 2014	December 31, 2013
ASSETS	(Unaudited)
Current assets:
Cash and cash equivalents	$32,903	$56,674
Short-term investments	1,427	801
Trade accounts receivable, less allowances of $1,450 and $1,049, respectively	40,416	39,070
Deferred tax asset, net	1,400	256
Other current assets	4,951	5,548
Total current assets	81,097	102,349

Property and equipment, net	21,148	8,528
Goodwill	352,833	337,068
Intangibles, net	49,091	50,734
Indefinite-lived intangibles	30,887	30,887
Deferred tax asset, net	14,880	12,194
Other assets	1,518	3,682
Total assets	$551,454	$545,442

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$16,258	$17,818
Accrued payroll and related benefits	5,410	6,482
Short term debt	18,750	13,062
Revolving line of credit	7,840	0
Current portion of long term debt and capital lease obligations, net of discount of $10 and $10, respectively	761	827
Current deferred rent	246	254
Contingent liability for accrued earn-out acquisition consideration	137	4,137
Liability - securities litigation settlement	0	4,226
Put option liability	530	845
Deferred revenue	18,494	18,918
Other current liabilities	89	106
Total current liabilities	68,515	66,675

Revolving line of credit	0	22,840
Long term debt and capital lease obligations, less current portion, net of discount of $10 and $38, respectively	9,284	20,124
Other liabilities	11,031	4,719
Contingent liability for accrued earn-out acquisition consideration	17,072	10,283
Deferred revenue	148	391
Long term deferred rent	1,971	2,185
Total liabilities	108,021	127,217

Temporary equity	5,000	5,000

Stockholders’ equity:
Preferred stock, $0.10 par value, 500,000 shares authorized, no shares issued and outstanding at June 30, 2014 and December 31, 2013	0	0

Exhibit 99.1

Common stock, $0.10 par value, 60,000,000 shares authorized, 38,435,320 issued and 38,394,811 outstanding at June 30, 2014 and 38,088,391 issued and 38,047,882 outstanding at December 31, 2013	3,839	3,805
Additional paid-in capital	163,588	164,216
Treasury stock (40,509 shares as of June 30, 2014 and December 31, 2013)	-76	-76
Retained earnings	280,777	257,574
Accumulated other comprehensive loss	-9,695	-12,294
Total stockholders’ equity	438,433	413,225
Total liabilities and stockholders’ equity	$551,454	$545,442

Exhibit 99.1

Ebix, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows (In thousands) (Unaudited)

	Six Months Ended
	June 30,
	2014	2013
Cash flows from operating activities:
Net income	$28,996	$30,886
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	4,993	5,000
Provision (benefit) for deferred taxes	-1,668	-14,119
Share based compensation	882	996
Provision for doubtful accounts	748	527
Debt discount amortization on promissory note payable	18	23
Unrealized foreign exchange (gain) loss	517	339
(Gain) loss on put option	-315	1,344
Reduction of acquisition earnout accruals	-1,762	-6,114
Changes in assets and liabilities, net of effects from acquisitions:
Accounts receivable	-2,992	-2,101
Other assets	917	182
Accounts payable and accrued expenses	-1,914	7,303
Accrued payroll and related benefits	2,007	1,296
Deferred revenue	-1,128	-3,051
Deferred rent	-195	11
Reserve for potential uncertain income tax return positions	3,866	2,349
Liability - securities litigation settlement payment	-4,218	0
Other liabilities	-128	-32
Net cash provided by operating activities	28,624	24,839

Cash flows from investing activities:
Acquisition of Qatarlyst, net of cash acquired	0	-4,740
Acquisition of Healthcare Magic, net of cash acquired	-5,856	0
Acquisition of CurePet, Inc., net of cash acquired	3	0
Payment of acquisition earn-out contingency, Taimma	-2,250	-2,250
Payment of acquisition earn-out contingency, USIX	0	-727
Maturities of marketable securities	0	225
Purchases of marketable securities	-567	0
Capital expenditures	-13,852	-652
Net cash used in investing activities	-22,522	-8,144

Cash flows from financing activities:
Repayments on revolving line of credit	-15,000	-5,000
Principal payments of term loan obligation	-4,813	-4,125
Repurchases of common stock	-2,234	-2,492
Excess tax benefit from share-based compensation	-3,200	0
Proceeds from the exercise of stock options	788	662
Forfeiture of certain shares to satisfy exercise costs and the recipients income tax obligations related to stock options exercised and restricted stock vested	-30	-728
Dividend payments	-5,793	-2,794
Principal payments of debt obligations	-321	-624
Payments of capital lease obligations	-103	-155
Net cash used in financing activities	-30,706	-15,256
Effect of foreign exchange rates on cash	833	-2,494
Net change in cash and cash equivalents	-23,771	-1,055
Cash and cash equivalents at the beginning of the period	56,674	36,449
Cash and cash equivalents at the end of the period	$32,903	$35,394
Supplemental disclosures of cash flow information:
Interest paid	$436	$635
Income taxes paid	$6,774	$11,830